FREE WRITING PROSPECTUS SUPPLEMENT


                                  CWALT, INC.
                                   Depositor

                      [OBJECT OMITTED]][GRAPHIC OMITTED]
                              Sponsor and Seller

                      Countrywide Home Loans Servicing LP
                                Master Servicer

                      Alternative Loan Trust Certificates
                             (Issuable in Series)
                         Distributions payable monthly




---------------     The Trusts
Consider
carefully the       Each Alternative Loan Trust will be established to hold
risk factors        assets transferred to it by CWALT, Inc. The assets in each
beginning on        Alternative Loan Trust will be specified in the prospectus
page S-7 in         supplement for the particular issuing entity and will
this free           generally consist of first lien mortgage loans secured by
writing             one- to four-family residential properties. The mortgage
prospectus          loans will have been purchased by the depositor, either
supplement and      directly or through affiliates, from one or more mortgage
on page 2 in        loan sellers. The mortgage loans will be master serviced
the                 by Countrywide Home Loans Servicing LP.
accompanying
prospectus          The Certificates
attached
hereto as           CWALT, Inc. will sell the certificates pursuant to a
Exhibit A.          prospectus supplement. The certificates will be grouped
                    into one or more series, each having its own designation.
                    Each series will be issued in one or more classes and each class will evidence beneficial ownership of a specified
                    portion of future payments secured by the assets of the
                    related Alternative Loan Trust. A prospectus supplement
                    for a series will specify all of the terms of the series
---------------     and each of the classes in the series.

The issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission ("SEC") for the offering to which this communication relates with a file number of 333-131630. Before you invest, you should read the prospectus in that registration statement (which prospectus is attached as Exhibit A hereto) and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov.

Although a registration statement (including the prospectus) relating to the securities discussed in this free writing prospectus supplement has been filed with the Securities and Exchange Commission and is effective, the final prospectus supplement relating to the securities discussed herein has not been filed with the Securities and Exchange Commission. Prospective purchasers are referred to the final prospectus and prospectus supplement relating to the securities discussed in this communication for definitive information on any matter discussed herein.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this free writing prospectus supplement or the prospectus. Any representation to the contrary is a criminal offense.


April 1, 2006

                               Table of Contents


Free Writing Prospectus Supplement                                          Page
----------------------------------                                          ----

Summary......................................................................S-3

Risk Factors.................................................................S-7

The Mortgage Pool...........................................................S-22

Servicing of the Mortgage Loans.............................................S-24

Description of the Pooling and Servicing Agreement..........................S-29

Static Pool Data............................................................S-31

Yield, Prepayment and Maturity Considerations...............................S-31

Tax Consequences............................................................S-34

ERISA Considerations........................................................S-34

Index of Defined Terms......................................................S-35

Exhibit A

Prospectus                                                                  Page

Important Notice About Information in
   This Prospectus and Each Accompanying
   Prospectus Supplement.......................................................1

Risk Factors...................................................................2

The Trust Fund................................................................12

Use of Proceeds...............................................................24

The Depositor.................................................................24

Loan Program..................................................................25

Static Pool Data..............................................................27

Description of the Securities.................................................28

Credit Enhancement............................................................43

Yield, Maturity and Prepayment Considerations.................................49

The Agreements................................................................52

Certain Legal Aspects of the Loans............................................71

Material Federal Income Tax Consequences......................................79

Other Tax Considerations.....................................................100

ERISA Considerations.........................................................100

Legal Investment.............................................................103

Method of Distribution.......................................................104

Legal Matters................................................................105

Financial Information........................................................105

Rating.......................................................................105

Index to Defined Terms.......................................................107

                                    Summary

This summary highlights selected information about the offering transactions and does not contain all of the information that you need to consider in making your investment decision. The terms of each series and each of the classes in a series have not yet been determined. The certificates in an offering and the other circumstances of the offering that have not yet been specified will be fully described in a prospectus supplement when it is available. To understand all of the terms of an offering of the certificates, read this entire free writing prospectus supplement, the accompanying prospectus, and, when available, the prospectus supplement relating to the applicable series of certificates carefully.

Issuing Entity

The issuing entity for a series of certificates will be the Alternative Loan Trust specified on the front cover of the related prospectus supplement.

The Certificates

The mortgage pools securing the certificates will consist of mortgage loans secured by first liens on one- to four-family residential properties. The mortgage loans will have been purchased by the depositor, either directly or through affiliates, from one or more mortgage loan sellers that may or may not be affiliated with the depositor.

The mortgage loans in any mortgage pool may have mortgage rates that are fixed, adjustable or have fixed mortgage rates for a period of time after the date of origination of each mortgage loan before the mortgage rates become subject to periodic adjustment based on a specified index.

The mortgage pool may also be segregated into multiple loan groups for the purposes of allocating distributions among the classes of certificates offered by that series. Your certificates may be related to one or more of the loan groups.

See "The Mortgage Pool" in this free writing prospectus supplement, "The Trust Fund -- The Mortgage Loans -- General" in the attached prospectus and "The Mortgage Pool" in the prospectus supplement relating to the applicable series of certificates.

Depositor

CWALT, Inc. is a limited purpose finance subsidiary of Countrywide Financial Corporation. Its address is 4500 Park Granada, Calabasas, California 91302, and its telephone number is (818) 225-3000.

Sellers

Countrywide Home Loans, Inc. may be the seller of a portion of the mortgage loans. Other mortgage loans may be sold directly to the depositor by one or more special purpose entities that were established by Countrywide Financial Corporation, or one of its subsidiaries, which, in turn, acquired those mortgage loans directly from Countrywide Home Loans, Inc. All or a portion of the mortgage loans may also be sold to the depositor by unaffiliated third-party sellers.

Master Servicer

Countrywide Home Loans Servicing LP.

Trustee

The Bank of New York.

Pre-Funding Account and Capitalized Interest Account

A particular series may provide for the purchase of additional mortgage loans after the related closing date if the aggregate stated principal balance of the mortgage loans transferred to that issuing entity on the related closing date is less than the amount specified in the related prospectus supplement. The related prospectus supplement will specify the amount required to be deposited in a pre-funding account to be used through the end of the related funding period (which, generally, will not exceed 90 days) to purchase subsequent mortgage loans for that issuing entity. Any amounts not used for that purpose will be paid to holders of the related senior certificates as a prepayment of principal no later than the distribution date following the end of the funding period.

Because some of the mortgage loans in an issuing entity may not be acquired by the issuing entity until after the closing date for that issuing entity, there may not be sufficient interest collections from the mortgage loans in that issuing entity to pay all the interest due on the related certificates during the funding period. If a pre-funding account is funded, a capitalized interest account may be established and funded on the closing date of that series to cover those shortfalls.

Third Party Insurers

If so specified in the prospectus supplement relating to any series of certificates, one or more classes of certificates may have the benefit of certificate guaranty insurance policies issued by a third party insurer. If so specified in the prospectus supplement relating to any series of certificates, one or more separate trusts may be established to issue net interest margin securities secured by all or a portion of certain classes of certificates of that series. Those net interest margin securities may or may not have the benefit of one or more financial guaranty insurance policies that guaranty payments on those securities. The insurer or insurers that would issue any such financial guaranty insurance policy are referred to in this free writing prospectus supplement as the "Third Party Insurer." The references to the Third Party Insurer in this free writing prospectus supplement are applicable only if classes of certificates in the series have the benefit of financial guaranty insurance policy or if any related net interest margin securities issued and are so insured.

Any Third Party Insurer may be granted a number of rights under the pooling and servicing agreement that will limit and otherwise affect the rights of the holders of the certificates. Any insurance policy issued by a Third Party Insurer will not cover, and will not benefit in any manner whatsoever, the certificates other than those specified in the related prospectus supplement.

See "Risk Factors--Rights of Third Party Insurers" in this free writing prospectus supplement.

Distribution Dates

We will make monthly distributions on the day specified in the related prospectus supplement, which will generally be either (a) the 25th day of the month or (b) the business day following the master servicer remittance date (which is generally the 19th day of the month). If any of these days is not a business day then we will make distributions on the next business day.

The first distribution date for any series of certificates will be specified in the prospectus supplement for that series.

Registration of Certificates

To the extent specified in the prospectus supplement relating to a series of certificates, the certificates may initially be issued in book-entry form. Persons acquiring beneficial ownership interests in the certificates may elect to hold their beneficial interests through The Depository Trust Company, in the United States, or Clearstream, Luxembourg or the Euroclear System, in Europe.

See "Description of Certificates - Book-Entry Certificates" in the accompanying prospectus.

Optional Termination or Auction of the Mortgage Loans

If so specified in the prospectus supplement relating to the applicable series of certificates, the master servicer, the depositor, the holder of a class of certificates specified in the prospectus supplement and/or the Third Party Insurer may have the option to purchase all of the remaining assets of the issuing entity and retire all outstanding classes of certificates on or after the first distribution date on which the aggregate stated principal balance of the mortgage loans and any foreclosed real estate owned by the issuing entity declines to a specified percentage of the aggregate initial stated principal balance of the mortgage loans.

If so specified in the prospectus supplement relating to the applicable series of certificates, the master servicer, the holder of a particular class of certificates, may have the option to request that the trustee attempt to conduct an auction of the remaining mortgage loans and real estate owned by the issuing entity. If an auction is held and the trustee receives a purchase price at least equal to the amount set forth in the related prospectus supplement, the mortgage loans will be sold to that bidder, the certificates will be paid in full on that distribution date.

Advances

The master servicer will make cash advances with respect to delinquent scheduled payments of principal and interest on the mortgage loans to the extent the master servicer reasonably believes that the cash advances can be repaid from future payments on the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

See "Servicing of the Mortgage Loans -- Advances" in this free writing prospectus supplement and in the prospectus supplement relating to the applicable series of certificates.

Credit Enhancement for the Certificates

Credit enhancements provide limited protection to holders of certain classes of certificates against shortfalls in payments received on the mortgage loans and realized losses on the mortgage loans. As specified in the prospectus supplement relating to the applicable series of certificates, the transaction may employ any one or more of the following forms of credit enhancement:

o     the subordination of one or more classes of the securities of the series,

o the preferential allocation of prepayments on the mortgage loans to the senior certificates in order to increase the level of subordination,

o     overcollateralization,

o     excess interest,

o     letter of credit,

o financial guaranty insurance policy issued by an entity named in the prospectus supplement covering one or more classes of certificates,

o     surety bond,

o     bankruptcy bond,

o     special hazard insurance policy,

o     guaranteed investment contract,

o     one or more reserve funds,

o     one or more derivative contracts,

o insurance on the mortgage loans, which may be FHA Insurance, a VA Guarantee or a mortgage pool insurance policy,

o     cross-collateralization feature, or

o     any combination of the foregoing.

No form of credit enhancement can provide protection against all risks of loss or guarantee repayment of the entire principal balance of the certificates and interest thereon. If losses occur which exceed the amount covered by credit enhancement, certificateholders of the applicable series will bear their allocable share of any deficiencies.

See "Risk Factors" in this free writing prospectus supplement and "Risk Factors" in the accompanying prospectus.

Yield Enhancement for the Certificates

Yield enhancements provide limited protection to holders of certain classes of certificates against reductions in the return on your investment that may be caused by fluctuations in interest rates on the certificates and/or on the related pool of mortgage loans. As specified in the prospectus supplement relating to the applicable series of certificates, the transaction may employ any one or more of the following forms of yield enhancement:

o     one or more reserve funds,

o     one or more derivative contracts,

o the application of interest distributions on one or more classes of certificates to cover certain interest rate shortfalls experienced by other classes of certificates, or

o another method of yield enhancement described in the prospectus supplement.

No form of yield enhancement can provide protection against all risks of loss on investment return. If circumstances occur which are not anticipated by the method of yield enhancement provided by the related issuing entity, certificateholders of the applicable series will suffer the corresponding reduction in the yields on their investment.

See "Risk Factors" in this free writing prospectus supplement and "Risk Factors" in the accompanying prospectus.

Tax Status of the Certificates

Unless otherwise specified in the prospectus supplement for the applicable series of certificates, for federal income tax purposes the related issuing entity (exclusive of rights specified in the applicable prospectus supplement) will consist of one or more REMICs. The prospectus supplement for each series of certificates will specify which classes of certificates will constitute regular or residual interests in the REMICs and whether there are investors who would be subject to taxation if they purchased particular classes of certificates because of the features of those classes of certificates.

In addition, depending upon the forms of credit enhancement and yield enhancement employed with respect to a particular series of certificates, one or more classes of certificates in that series may also represent taxable contractual rights and/or obligations for federal income tax purposes.

See "Material Federal Income Tax Consequences" in the accompanying prospectus.

ERISA Considerations

The prospectus supplement relating to each series of certificates will specify which classes may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of such a benefit plan. The applicable prospectus supplement will also specify whether there are conditions that must be met for any such acquisition.

See "ERISA Considerations" in the accompanying prospectus.

Legal Investment

Any class of certificates in a series that is rated upon initial issuance in one of the two highest rating categories by at least one nationally recognized statistical rating organization will be mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as long as they are so rated.

See "Legal Investment" in the accompanying prospectus.

                                                           Risk Factors

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the certificates. You should also carefully consider the information under "Risk Factors" beginning on page 5 in the accompanying prospectus.

Your Yield Will Be Affected By Prepayments                    Borrowers may, at their option, prepay their mortgage loans in whole or in part at any time. We cannot predict the rate at which borrowers will repay their mortgage loans. The prepayment experience of the mortgage loans may be affected by many factors, including:

                                                              o    general economic conditions,

                                                              o    the level of prevailing interest rates,

                                                              o    the availability of alternative financing,

                                                              o    the applicability of prepayment charges, and

                                                              o    homeowner mobility.

                                                              A prepayment of a mortgage loan, however, will usually result in a prepayment on the certificates.

                                                              The rate and timing of prepayment of the mortgage loans will affect the yields to maturity and weighted average lives of the related classes of certificates. Any reinvestment risks from faster or slower prepayments of mortgage loans will be borne entirely by the holders of the related classes of certificates.

                                                              o    If you purchase your certificates at a discount or you purchase principal only certificates and principal is repaid slower than you anticipate, then your yield may be lower than you
                                                                   anticipate.

                                                              o    If you purchase your certificates at a premium or you purchase notional amount certificates and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

                                                              o    If you purchase notional amount certificates and principal is repaid faster than you anticipated, you may lose your initial investment.

                                                              o    If so specified in the prospectus supplement relating to the applicable series of certificates, some or all of the mortgage loans may require the borrower to pay a charge if the borrower prepays the mortgage loan during periods of up to five years after the mortgage loan was originated. A prepayment charge may discourage a borrower from prepaying the mortgage loan during the applicable period. As specified in the prospectus
                                                                   supplement relating to any applicable series of certificates, prepayment charges may be distributed to specified classes of certificates or retained by the master servicer as servicing compensation and may not



                                                               S-7

                                                                   be distributed to the holders of other classes of certificates.

                                                              o    If mortgage loans with relatively higher mortgage rates prepay, the pass-through rate on one or more of the related classes of certificates may be reduced and your yield may be lower than you anticipate.

                                                              o    If the mortgage loans held by the issuing entity are hybrid adjustable rate mortgage loans, the mortgage loans may be
                                                                   subject to greater rates of prepayments as they approach their initial adjustment dates even if market interest rates are only slightly higher or lower than the mortgage rates on the
                                                                   mortgage loans as borrowers seek to avoid changes in their monthly payments.

                                                              o    If the mortgage loans held by the issuing entity are negative amortization mortgage loans, the rate and timing of principal payments relative to the amount and timing of deferred interest on the mortgage loans will affect the yields to maturity on the related classes of certificates.

Your Yield May Be Affected By The Interest Only Feature Of    If so specified in the prospectus supplement relating to the
Some Of The Mortgage Loans                                    applicable series of certificates, some or all of the mortgage loans may require monthly payments of only accrued interest for a period of up to fifteen years after origination. The borrower is not required to pay any principal on the borrower's loan during this interest only period but thereafter is required to make monthly payments sufficient to amortize the loan over its remaining term.
                                                              These loans are sometimes referred to as interest only loans.
                                                              Interest only loans have only recently been originated in
                                                              significant volumes. As a result, the long-term performance characteristics of interest only loans are largely unknown.

                                                              Because interest only loans initially require only the payment of interest, a borrower may be able to borrow a larger amount than would have been the case for a fully amortizing mortgage loan.

                                                              Interest only loans may have risks and payment characteristics that are not present with fully amortizing mortgage loans, including the following:

                                                              o    no principal distributions will be made to certificateholders from interest only loans during their interest only period except in the case of a prepayment, which may extend the
                                                                   weighted average lives of the certificates,

                                                              o    during the interest only period, interest only loans may be less likely to be prepaid since the perceived benefits of
                                                                   refinancing may be less than with a fully amortizing mortgage loan,

                                                              o    as the end of the interest only period approaches, an interest only loan may be more likely to be refinanced in order to avoid the increase in the monthly payment required to amortize the loan over its remaining term,

                                                              o    interest only loans may be more likely to default than fully


                                                               S-8

                                                                   amortizing loans at the end of the interest only period due to the increased monthly payment required to amortize the loan over its remaining term, and

                                                              o    if an interest only loan defaults, the severity of loss may be greater due to the larger unpaid principal balance.


Your Yield May Be Affected By The Inclusion of 40-Year        If so specified in the prospectus supplement relating to the
Mortgage Loans                                                applicable series of certificates, some or all of the mortgage loans may have original terms to maturity of 40 years. Mortgage loans with original terms to maturity of 40 years have only begun to be originated recently. As a result, there is no basis on which to predict the performance characteristics of these mortgage loans.

                                                              The longer term to maturity of 40-year mortgage loans results in a lower monthly payment than would be required by a traditional
                                                              30-year mortgage loan. The lower monthly payment may allow the borrower to borrow a larger amount than would have been the case for a mortgage loan with a 30-year term to maturity.

                                                              In running the prepayment scenarios required by certain rating agencies that may be providing ratings on the related series of certificates, the offered certificates are assumed to mature within
                                                              30 years. However, due to the inclusion of 40-year mortgage loans in the mortgage pool, there is no guarantee that the certificates will be fully paid within 30 years.

                                                              40-year mortgage loans may have risks and payment characteristics that are not present with traditional 30-year mortgage loans, including the following:

                                                              o    less principal will be distributed to certificateholders on a monthly basis (except in the case of a prepayment) which may extend the weighted average lives of the certificates,

                                                              o    due to the smaller monthly payment, 40-year mortgage loans may be less likely to be prepaid since the perceived benefits of refinancing may be less than with a 30-year fully amortizing mortgage loan, and

                                                              o    if a 40-year mortgage loan defaults, the severity of loss is likely to be greater due to the larger unpaid principal
                                                                   balance.

                                                              If so specified in the prospectus supplement relating to the applicable series of certificates, some or all of the 40-year mortgage loans may also be negative amortization mortgage loans. The combination of a longer term to maturity with the possibility of accruing interest on an increasing principal balance may produce unanticipated payment performance.

If The Series Allows For The Purchase Of Subsequent           If the particular series of certificates will use a prefunding
Mortgage Loans, There Is                                      mechanism to purchase additional mortgage loans, the ability of


                                                               S-9

A Risk Of Possible Prepayment Due To Inability                that issuing entity to acquire subsequent mortgage loans depends on
To Acquire Subsequent Mortgage Loans                          the ability of the related seller to originate or acquire mortgage loans during the funding period specified in the related prospectus supplement (which generally will not exceed 90 days) that meet the eligibility criteria for subsequent mortgage loans described therein. The ability of sellers to originate or acquire eligible subsequent mortgage loans will be affected by a number of factors including prevailing interest rates, employment levels and economic conditions generally.

                                                              If any of the amounts on deposit in the pre-funding account allocated to purchase subsequent mortgage loans cannot be used for that purpose, those amounts will be distributed to the senior certificateholders as a prepayment of principal on the first distribution date following the end of the funding period.

                                                              The ability of the issuing entity to acquire subsequent mortgage loans with particular characteristics will also affect the size of the principal payment the related classes of senior certificates in that series.

The Yields On Floating Rate And Inverse Floating Rate         The pass-through rates on any classes of floating rate certificates
Certificates Will Be Affected By The Level Of The             for any distribution date will be equal to the value of the
Applicable Interest Rate Index                                applicable interest rate index plus any related margin, but may be subject to a cap and/or floor. The pass-through rates on any classes of inverse floating rate certificates for any distribution date will equal a specified fixed rate minus the related index, but may be subject to a cap and/or floor, which floor may be as low as 0%. For these classes of certificates your yield will be sensitive to:

                                                                   (1)  the level of the applicable interest rate index,

                                                                   (2)  the timing of adjustment of the pass-through rate on those certificates as it relates to the interest rates on the
                                                                        related mortgage loans and, with respect to the adjustable rate mortgage loans, the level of the mortgage index, the
                                                                        timing of adjustment of the interest rates on the
                                                                        adjustable rate mortgage loans, and periodic and lifetime
                                                                        limits on those adjustments, and

                                                                   (3)  other limitations on the pass-through rates of those
                                                                        certificates as described further in the prospectus
                                                                        supplement relating to the applicable series of
                                                                        certificates.

                                                              With respect to classes of adjustable rate certificates relating to adjustable rate mortgage loans, the mortgage indices and the certificate indices may not be the same. Because the mortgage indices may respond to economic and market factors different than the certificate indices, there may not necessarily be a correlation in movement between the interest rates on the adjustable rate mortgage loans and the pass-through rates of the related classes of certificates. For example, it is possible that the interest rates on the adjustable rate mortgage loans may decline


                                                               S-10

                                                              while the pass-through rates on the related classes of adjustable rate certificates are stable or rising. In addition, although it is possible that both the mortgage rates on the adjustable rate mortgage loans and the pass-through rates on the related classes of adjustable rate certificates may decline or increase during the same period, the mortgage rates on the adjustable rate mortgage loans may decline or increase more slowly than the pass-through rates of these certificates because of the difference between interest rate adjustment periods on the mortgage loans and pass-through rate adjustment periods on these certificates. In addition, prepayments of mortgage loans with relatively higher mortgage rates may reduce the applicable net rate cap and consequently reduce the pass-through rate for one or more classes of adjustable rate certificates.

                                                              While it may be intended that reductions in distributions of interest to a class of adjustable rate by operation of the applicable net rate cap be offset by amounts allocated to the issuing entity in respect of one or more forms of yield maintenance enhancement, we cannot assure you that any amounts will be available from those sources, or sufficient, to make any such payments. In addition, to the extent that any such form of yield maintenance enhancement benefiting a class of certificates is derived from distributions otherwise payable to one or more other classes of certificates, investors in the certificates benefiting from the yield enhancement arrangement should consider the expected distributions otherwise distributable to those other classes of certificates, and investors in the classes of certificates providing the yield maintenance enhancement should consider the likelihood that amounts otherwise distributable on their certificates will be applied to provide yield enhancement to the benefited classes of certificates. In particular, any negative amortization mortgage loans may bear interest at initial interest rates that are insufficient to cover distributions due to the related classes of certificates, and therefore certain classes of certificates may receive no interest distributions in the first several months following closing in order to provide yield enhancement to other classes of certificates.

Subordinated Certificates Have A Greater Risk Of Loss Than    When certain classes of certificates provide credit enhancement for
Senior Certificates And Subordination May Not Be Sufficient   other classes of certificates this is sometimes referred to as
To Protect Senior Certificates From Losses                    "subordination." The subordination feature is intended to enhance the likelihood that related senior certificateholders will receive regular payments of interest and principal.

                                                              If so specified in the prospectus supplement relating to the applicable series of certificates, credit enhancement in the form of subordination will be provided for the certificates of that series, first, by the right of the holders of the senior certificates to receive payments of principal on the mortgage loans prior to the related subordinated classes and, second, by the allocation of realized losses on the related mortgage loans to reduce the class certificate balances of the related subordinated classes, generally in the inverse order of their priority of distribution, before any related realized losses are allocated to one or more of the classes


                                                               S-11

                                                              of senior certificates.

                                                              You should fully consider the risks of investing in a subordinated certificate, including the risk that you may not fully recover your initial investment as a result of realized losses on the related mortgage loans. In addition, investors in a class of senior certificates should consider the risk that, after the credit enhancement provided by excess cashflow and overcollateralization
                                                              (if any) have been exhausted, the subordination of the related subordinated certificates may not be sufficient to protect the senior certificates from losses.

Risks Related To Allocations Of Realized Losses On The        After the credit enhancement provided by excess cashflow and
Related Mortgage Loans                                        overcollateralization has been exhausted, or if the structure of the particular series does not provide for overcollateralization collections on the mortgage loans otherwise payable to the related subordinated classes will comprise the sole source of funds from which that credit enhancement is provided to the senior
                                                              certificates. Realized losses on the mortgage loans are allocated to the related subordinated certificates, beginning with the
                                                              subordinated certificates then outstanding with the lowest distribution priority, until the class certificate balance of each class of subordinated certificates has been reduced to zero. If the aggregate class certificate balance of the subordinated classes were to be reduced to zero, delinquencies and defaults on the mortgage loans would reduce the amount of funds available for monthly distributions to holders of the senior certificates and may result in the allocation of realized losses to one or more classes of senior certificates.

Risks Related To Negative Amortization On The Related         If so specified in the related prospectus supplement for a series of
Mortgage Loans                                                certificates, all or a portion of the mortgage loans may be
                                                              "negative amortization loans." After an introductory period of up to three months after origination during which the interest rates on the negative amortization loans are fixed, the interest rates on negative amortization loans will adjust monthly but their monthly payments and amortization schedules adjust annually and, under most circumstances, are subject to payment caps. The interest rates on negative amortization mortgage loans during their introductory periods are lower than the sum of the indices applicable at origination and the related margins, and may be as low as 1%. Since the scheduled monthly payments on negative amortization loans for the first year are set at their origination, the scheduled monthly payments are based upon the introductory interest rates. As a result, after the introductory interest rates expire and until the initial annual adjustment to the scheduled monthly payment made by the borrower, (unless the fully indexed mortgage rate is a rate at or below the introductory mortgage rate) the scheduled monthly payment made by the borrower will not be sufficient to pay the amount of interest accruing on the mortgage loan. If borrowers only make their scheduled monthly payments, a portion of the accrued interest on negatively amortizing loans will become deferred interest. "Deferred interest" is interest due on a negative amortization mortgage loan that is added to its principal balance and also bears interest at the applicable interest rate for that negative


                                                               S-12

                                                              amortization mortgage loan. In addition, due to the limit on the amount of the annual adjustment to the scheduled payment, the scheduled payment still may not be sufficient to avoid deferred interest after the first adjustment. Deferred interest is also likely to result if interest rates rise more quickly than monthly payments are adjusted and borrowers only make their scheduled monthly payments.

                                                              In addition, the amount by which a monthly payment may be adjusted on an annual payment adjustment date is limited and may not be sufficient to amortize fully the unpaid principal balance of a mortgage loan over its remaining term to maturity. If the interest rates on the mortgage loans decrease prior to an adjustment in the monthly payment, a larger portion of the monthly payment will be applied to the unpaid principal balance of the mortgage loan, which may cause the related classes of certificates to amortize more quickly. Conversely, if the interest rates on the mortgage loans increase prior to an adjustment in the monthly payment, a smaller portion of the monthly payment will be applied to the unpaid principal balance of the mortgage loan, which may cause the related classes of certificates to amortize more slowly. Further, if a mortgage loan accrues deferred interest during a due period, it will reduce the amount of interest available to be distributed as cash on the related classes of certificates on the related distribution date. If the unpaid principal balance of a negative amortization loan exceeds the original balance of the mortgage loan by the amount specified in the related mortgage note, the monthly payment due on that negative amortization loan will be recast without regard to the payment cap in order to provide for the outstanding balance of the mortgage loan to be paid in full at its maturity. In addition, on the fifth payment adjustment date of a mortgage loan, and every fifth payment adjustment date thereafter and the last payment adjustment date prior to the mortgage loan's maturity, the monthly payment due on that mortgage loan will be recast without regard to the related payment cap in order to provide for the outstanding balance of the mortgage loan to be paid in full at its maturity by the payment of equal monthly installments. These features may affect the rate at which principal on these mortgage loans is paid and may create a greater risk of default if the borrowers are unable to pay the monthly payments on the related increased principal balances.

                                                              On each distribution date, the net deferred interest on any negative amortization mortgage loans will be allocated to the related classes of certificates as described in the related prospectus supplement.
                                                              Any such allocation of net deferred interest could, as a result, affect the weighted average maturity of the affected classes of certificates.

                                                              The amount of deferred interest, if any, with respect to mortgage loans in a loan group for a given month will reduce the amount of interest collected on these mortgage loans and available to be distributed as a distribution of interest to the related classes of certificates. Unless otherwise specified in the related prospectus supplement, the resulting reduction in interest collections on the


                                                               S-13

                                                              mortgage loans in a loan group may be offset, in part or in whole, by applying all principal prepayments, subsequent recoveries and, in some instances, scheduled principal payments, received on the mortgage loans in that loan group to interest distributions on the related classes of certificates. Only the amount by which the principal prepayments, subsequent recoveries and, if applicable, scheduled payments of principal, received on the mortgage loans in a loan group exceed the amount of deferred interest on the mortgage loans in that loan group will be distributed as principal to the related classes of certificates in accordance with the priorities set forth in the related prospectus supplement. For any distribution date, the net deferred interest on the mortgage loans in a loan group will be deducted from the interest payable to the related certificates as described in the related prospectus supplement. The amount of the reduction of accrued interest distributable to each related class of certificates attributable to net deferred interest will be added to the class certificate balance of that class or to a related component of that class. Any such allocation of net deferred interest could, as a result, increase the weighted average lives of the related classes of certificates. The increase in the class certificate balance of any class of certificates and the slower reduction in the class certificate balances due to the use of principal prepayments and subsequent recoveries received on the related mortgage loans to offset the deferred interest will have the effect of increasing the applicable investors' exposure to realized losses on the related mortgage loans. In addition, in some circumstances the allocation of unscheduled payments of principal received on the mortgage loans between the related classes of senior certificates and the subordinated certificates may be determined based on the relationship between the aggregate class certificate balance of the senior certificates related to that loan group and the portion of the aggregate class certificate balance of the subordinated certificates related to that loan group, and therefore the foregoing method of allocating net deferred interest may affect the rate and timing of distributions of principal among the classes of certificates. See "Description of the Certificates--Principal" in
                                                              the related prospectus supplement. We cannot predict the extent to which borrowers will prepay their mortgage loans or the extent to which deferred interest will accrue on the mortgage loans, and therefore cannot predict the extent of the effect of the allocation of net deferred interest on your certificates.




                                                               S-14

Excess Interest From The Mortgage Loans May Not Provide       The structure of a particular series may provide for credit
Adequate Credit Enhancement In A Transaction Employing        enhancement through overcollateralization. The amount by which the
Overcollateralization As A Feature                            aggregate stated principal balance of the mortgage loans exceeds the aggregate class certificate balance of the related classes of certificates is called "overcollateralization." If the prospectus supplement for any applicable series of certificates indicates that credit enhancement for that series will be provided by
                                                              overcollateralization, the initial level of overcollateralization
                                                              (that is, the overcollateralization on the closing date) and the required level of overcollateralization will each be specified therein. Overcollateralization typically is used as credit enhancement when the mortgage loans are expected to generate more interest than is needed to pay interest on the related classes of certificates because the weighted average interest rate on the mortgage loans is expected to be higher than the weighted average pass-through rate on the related classes of certificates plus the weighted average expense fee rate. In the event that the level of overcollateralization is reduced, that "excess interest" will be used to make additional principal payments on the related classes of certificates to the extent described in the prospectus supplement.
                                                              Overcollateralization is intended to provide limited protection to the holders of the applicable series of certificates by absorbing losses from liquidated mortgage loans. However, we cannot assure you that enough excess interest will be generated on the mortgage loans to maintain any required levels of overcollateralization.

                                                              The excess interest available on any distribution date will be affected by the actual amount of interest received, collected or advanced in respect of the mortgage loans for that distribution date. That amount will be influenced by changes in the weighted average of the mortgage rates resulting from prepayments and liquidations of the mortgage loans as well as from adjustments of the mortgage rates on adjustable-rate mortgage loans. If the pass-through rate on one or more classes is limited by the applicable net rate cap, there may be little or no excess interest available to provide credit enhancement.

                                                              If the protection afforded by overcollateralization for any applicable series is insufficient, then the holders of the certificates of that series could experience a loss on their investment.

Certain Interest Shortfalls May Affect Distributions On The   When a borrower makes a full or partial prepayment on a mortgage loan,
Related Certificates                                          the amount of interest that the borrower is required to pay may be less than the amount of interest certificateholders would otherwise be entitled to receive with respect to the mortgage loan. The master servicer is required to reduce its master servicing fee to offset this shortfall, but the reduction for any distribution date will limited to all or a portion of the master servicing fee for the related month.

                                                              In a transaction incorporating overcollateralization as a credit enhancement feature, if the aggregate amount of interest shortfalls on the related mortgage loans resulting from



                                                               S-15

                                                              prepayments exceeds the amount of the reduction in the master servicing fee, the amount of interest available to make
                                                              distributions of interest to the related classes of certificates and to maintain or restore any related level of overcollateralization will be reduced.

                                                              In a transaction that does not employ overcollateralization as a credit enhancement feature, if the aggregate amount of interest shortfalls on the related mortgage loans resulting from prepayments exceeds the amount of the reduction in the master servicing fee, the amount of interest available to make distributions of interest to the related classes of certificates will be reduced and the interest entitlement for each class of certificates will be reduced proportionately.

                                                              In addition, your certificates may be subject to certain shortfalls in interest collections (or reductions in excess interest, if the series employs overcollateralization as a credit enhancement feature) arising from the application of the Servicemembers Civil
                                                              Relief Act and similar state and local laws (referred to as the
                                                              Relief Act). The Relief Act provides relief to borrowers who enter active military service and to borrowers in reserve status who are called to active duty after the origination of their mortgage loan.
                                                              The Relief Act provides generally that these borrowers may not be charged interest on a mortgage loan in excess of 6% per annum during the period of the borrower's active duty. These shortfalls are not required to be paid by the borrower at any future time, will not be offset by a reduction to the master servicing fee, and will reduce accrued interest on each related class of certificates on a pro rata basis. In addition, the Relief Act imposes certain limitations that would impair the master servicer's ability to foreclose on an affected mortgage loan during the borrower's period of active service and, under some circumstances, during an additional period thereafter.

                                                              In addition, pursuant to the laws of various states, under certain circumstances, payments on mortgage loans by residents in such states who are called into active duty with the National Guard or the reserves will be deferred. These state laws may also limit the ability of the servicer to foreclose on the related mortgaged property. This could result in delays or reductions in payment and increased losses on the mortgage loans which would be borne by the certificateholders.

                                                              See "Risk Factors - Impact of World Events" in the prospectus.

A Withdrawal or Downgrade in the Ratings Assigned to any      If one or more classes of certificates of a series will benefit from
Credit Enhancer May Affect the Value of the Related Classes   a form of credit enhancement provided by a third party, such as a
of Certificates                                               limited financial guaranty policy or a derivative instrument, the ratings on those classes may depend primarily on an assessment by the rating agencies of the mortgage loans and on the financial strength of the credit enhancement provider. Any reduction in the ratings assigned to the financial strength of the credit enhancement provider will likely result in a reduction in the ratings of the classes of certificates that benefit from the credit enhancement. A reduction in the ratings assigned to those


                                                               S-16

                                                              certificates probably would reduce the market value of the certificates and may affect your ability to sell them.

                                                              The rating by each of the rating agencies of the certificates of any series is not a recommendation to purchase, hold, or sell the certificates since that rating does not address the market price or suitability for a particular investor. The rating agencies may reduce or withdraw the ratings on the certificates at any time they deem appropriate. In general, the ratings address credit risk and do not address the likelihood of prepayments.

The Right of a Class of Certificates to Receive Certain       One or more classes of certificates of a series may bear interest at
Interest Distributions May Depend on the Creditworthiness     a pass-through rate that is subject to a cap, but nevertheless those
of a Third Party                                              classes may be entitled to receive interest distributions in excess of that cap from excess cashflow (if provided for in the related prospectus supplement and if available) or from certain sources other than the mortgage loans, such as a derivative instrument or a reserve fund established to cover those distributions. In the event that a series of certificates will provide for excess cashflow to cover those interest distributions in excess of the cap, investors in that class of certificates should consider that excess cashflow may not be available to fund those distributions. In the event that a series of certificates does not provide for excess cashflow, investors in the applicable classes of certificates will have to look exclusively to the sources of payment other than the mortgage loans and will have to consider that those other sources may be limited, may be provided by and depend solely on third parties and may therefore be subject to counterparty risk. In the event that those sources include third party providers, investors in the affected classes of certificates should consider that the ratings assigned to the applicable third party provider may be lower than the ratings of the affected classes of certificates. Unless otherwise specified in the related prospectus supplement, the ratings assigned to any class of certificates that may receive interest distributions in excess of the applicable cap will not address the likelihood of receipt of any such interest
                                                              distributions.

Your Yield Will Be Affected By How Distributions Are          The timing of principal payments on any class of certificates will be
Allocated To The Certificates                                 affected by a number of factors, including:

                                                              o    the extent of prepayments on the related mortgage loans,

                                                              o    the extent of deferred interest on any negative amortization loans,

                                                              o    how payments of principal are allocated among the classes of certificates in the applicable series,

                                                              o    whether the master servicer, depositor or Third Party Insurer, as applicable, exercises its right to purchase the remaining assets of the issuing entity,

                                                              o    the rate and timing of payment defaults and losses on the
                                                                   related mortgage loans,

                                                              o    repurchases of related mortgage loans as a result of material


                                                               S-17

                                                                   breaches of representations and warranties, and

                                                              o    with respect to the senior certificates, if there is prefunding in the related series and if funds are required to be deposited in the pre-funding account on the closing date, by the
                                                                   availability of subsequent mortgage loans.

                                                              Since distributions on the certificates are dependent upon the payments on the applicable mortgage loans, we cannot guarantee the amount of any particular payment or the amount of time that will elapse before the proceeds of the assets of the issuing entity are distributed on the certificates.

                                                              See "Description of the Certificates -- Principal," and " --
                                                              Optional Termination" in the prospectus supplement relating to the applicable series of certificates for a description of the manner in which principal will be paid to the certificates. See "The Mortgage
                                                              Pool -- Assignment of the Mortgage Loans" in the prospectus supplement relating to the applicable series of certificates for more information regarding the repurchase or substitution of mortgage loans.

The Certificates May Not Be Appropriate For Some Investors    The certificates may not be an appropriate investment for investors who do not have sufficient resources or expertise to evaluate the particular characteristics of each applicable class of certificates.
                                                              This may be the case because, among other things:

                                                              o    the yield to maturity of certificates purchased at a price other than par will be sensitive to the uncertain rate and timing of principal prepayments on the related mortgage loans and the creation of deferred interest on any negative
                                                                   amortization mortgage loans;

                                                              o    the rate of principal distributions on, and the weighted
                                                                   average lives of, the certificates will be sensitive to the uncertain rate and timing of principal prepayments on the
                                                                   related mortgage loans and the priority of principal
                                                                   distributions among the classes of certificates in the related series. Accordingly, the certificates may be an inappropriate investment if you require a distribution of a particular amount of principal on a specific date or an otherwise predictable stream of distributions; and

                                                              o    a secondary market for the certificates may not develop or provide certificateholders with liquidity of investment.

Balloon Mortgage Loans                                        If so specified in the prospectus supplement relating to a series of certificates, the mortgage loans held by an issuing entity may include balloon loans, which are mortgage loans that do not provide for scheduled payments of principal that are sufficient to amortize the principal balance of the loan prior to maturity and which therefore will require the payment by the related borrower of a
                                                              "balloon payment" of principal at maturity. Balloon loans involve a greater degree of risk because the ability of a borrower to make a balloon payment typically will depend upon the borrower's ability either to timely refinance the mortgage loan


                                                               S-18

                                                              or timely to sell the related mortgaged property.

Seasoned Mortgage Loans                                       If so specified in the prospectus supplement relating to the applicable series of certificates, the loan ages of some of the mortgage loans held by an issuing entity may be older than those of the other mortgage loans in that issuing entity or these mortgage loans may have been previously included in securitizations of the depositor and acquired upon exercise of an optional termination right. Generally, seasoned mortgage loans are believed to be less likely to prepay due to refinancing and are more likely to default than newly originated mortgage loans. In any case, the prepayment and default experience on well seasoned mortgage loans will likely differ from that on other mortgage loans.

Geographic Concentration Of Mortgaged Properties Increases    Issuing entities established by the depositor have historically had a
The Risk That Certificate Yields Could Be Impaired            significant portion of their mortgage loans secured by mortgaged properties that are located in California, and unless otherwise specified in the prospectus supplement relating to the applicable series of certificates, a significant portion of the mortgage loans will be secured by mortgaged properties that are located in
                                                              California. Property in California may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as earthquakes, floods, mudslides and other natural disasters. In addition,

                                                              o    economic conditions in states with significant concentrations
                                                                   (which may or may not affect real property values) may affect the ability of borrowers to repay their loans;

                                                              o    declines in the residential real estate markets in states with significant concentrations may reduce the values of properties located in those states, which would result in an increase in the loan-to-value ratios; and

                                                              o    any increase in the market value of properties located in
                                                                   states with significant concentrations would reduce the
                                                                   loan-to-value ratios and could, therefore, make alternative sources of financing available to the borrowers at lower
                                                                   interest rates, which could result in an increased rate of prepayment of the mortgage loans.

Hurricane Katrina May Pose Special Risks                      At the end of August 2005, Hurricane Katrina caused catastrophic damage to areas in the Gulf Coast region of the United States.

                                                              If Countrywide Home Loans is a seller, Countrywide Home Loans will represent and warrant as of the closing date that each mortgaged property (including each mortgaged property located in the areas affected by Hurricane Katrina) is free of material damage and in good repair. In the event of a breach of that representation and warranty, Countrywide Home Loans will be obligated to repurchase or substitute for the related mortgage loan. Any such repurchase would have the effect of increasing the rate of principal payment on the certificates. Any damage to

                                                               S-19

                                                              a mortgaged property that secures a mortgage loan occurring after the closing date as a result of any other casualty event will not cause a breach of this representation and warranty.

                                                              The full economic impact of Hurricane Katrina is uncertain but may affect the ability of borrowers to make payments on their mortgage loans. Initial economic effects appear to include:

                                                              o    localized areas of nearly complete destruction of the economic infrastructure and cessation of economic activity,

                                                              o    regional interruptions in travel and transportation, tourism and economic activity generally, and

                                                              o    nationwide decreases in petroleum availability with a
                                                                   corresponding increase in price.

                                                              We have no way to determine whether other effects will arise, how long any of these effects may last, or how these effects may impact the performance of the mortgage loans. Any impact of these events on the performance of the mortgage loans may increase the amount of losses borne by the holders of the related certificates or impact the weighted average lives of the related certificates.

You May Have Difficulty Reselling The Certificates            No market for any of the certificates will exist before they are issued. Any underwriters with respect to one or more classes of certificates may intend to make a secondary market in certain classes of the certificates, but if it does it will have no obligation to do so. We cannot assure you that a secondary market will develop or, if it develops, that it will continue.
                                                              Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

                                                              The secondary markets for mortgage backed securities have
                                                              experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit, or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

Inability To Replace Master Servicer Could Affect             The structure of the servicing fee might affect the ability to find a
Collections and Recoveries On The Mortgage Loans              replacement master servicer. Although the trustee is required to replace the master servicer if the master servicer is terminated or resigns, if the trustee is unwilling (including for example because the servicing fee is insufficient) or unable (including for example, because the trustee does not have the systems to service mortgage loans), it may be necessary to appoint a replacement master servicer. Because the servicing fee is structured as a percentage of the stated principal balance of each mortgage loan, it may be difficult to replace the servicer at a time when the balance of the mortgage loans has been

                                                               S-20


                                                              significantly reduced because the fee may be insufficient to cover the costs associated with servicing the mortgage loans and related
                                                              REO properties remaining in the pool. The performance of the mortgage loans may be negatively impacted, beyond the expected transition period during a servicing transfer, if a replacement master servicer is not retained within a reasonable amount of time.

Rights Of Third Party Insurers                                If there is a Third Party Insurer with respect to a particular series of certificates, unless the Third Party Insurer fails to make a required payment under the related policy and the failure is continuing or the Third Party Insurer is the subject of a bankruptcy proceeding (each such event, a "Third Party Insurer Default"), the
                                                              Third Party Insurer may be entitled to exercise, among others, the following rights without the consent of holders of the related certificates, and the holders of the related certificates may exercise those rights only with the prior written consent of the
                                                              Third Party Insurer:

                                                              o    the right to provide notices of master servicer defaults and the right to direct the trustee to terminate the rights and obligations of the master servicer under the pooling and
                                                                   servicing agreement upon a default by the master servicer,

                                                              o    the right to remove the trustee or any custodian pursuant to the pooling and servicing agreement, and

                                                              o    the right to direct the trustee to make investigations and take actions pursuant to the pooling and servicing agreement.

                                                              In addition, unless a Third Party Insurer Default exists, that Third
                                                              Party Insurer's consent may be required before, among other things,

                                                              o    any removal of the master servicer, any successor servicer or the trustee, any appointment of any co-trustee,

                                                              o    any otherwise permissible waivers of prepayment charges or extensions of due dates for payment granted by the master
                                                                   servicer with respect to more than 5% of the mortgage loans, or

                                                              o    any amendment to the pooling and servicing agreement.

                                                              Investors in the certificates other than those specified in the related prospectus supplement should note that:

                                                              o    any insurance policy issued by the Third Party Insurer will not cover, and will not benefit in any manner whatsoever, their certificates,

                                                              o    the rights granted to the Third Party Insurer may be extensive,

                                                              o    the interests of the Third Party Insurer may be inconsistent with, and adverse to, the interests of the holders of the
                                                                   certificates, and the Third Party Insurer has no obligation or duty to consider the interests of the certificates in
                                                                   connection with the exercise or nonexercise of the Third


                                                               S-21

                                                                   Party Insurer's rights, and

                                                              o    the Third Party Insurer's exercise of its rights and consents may negatively affect the certificates other than those
                                                                   specified in the related prospectus supplement and the
                                                                   existence of the Third Party Insurer's rights, whether or not exercised, may adversely affect the liquidity of the
                                                                   certificates, relative to other asset-backed certificates
                                                                   backed by comparable mortgage loans and with comparable payment priorities and ratings.

Some statements contained in or incorporated by reference in this free writing prospectus supplement and the accompanying prospectus consist of forward-looking statements relating to future economic performance or projections and other financial items.
These statements can be identified by the use of forward-looking words such as "may," "will," "should," "expects," "believes,"
"anticipates," "estimates," or other comparable words. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control. Because we cannot predict the future, what actually happens may be very different from what we predict in our forward-looking statements.

                               The Mortgage Pool

General

      The depositor, CWALT, Inc. (the "Depositor"), will purchase the mortgage loans in the mortgage pool (which are together referred to in this free writing prospectus supplement as the "Mortgage Loans") from Countrywide Home Loans, Inc. and/or one or more other sellers who may or may not be affiliated with Countrywide Financial Corporation (each of which is referred to in this free writing prospectus supplement as a seller and together they are referred to as the sellers), pursuant to a pooling and servicing agreement (the "Pooling and Servicing Agreement") among the sellers, Countrywide Home Loans Servicing LP, as master servicer (the "Master Servicer"), the Depositor and The Bank of New York, as trustee (the "Trustee"), and will cause the Mortgage Loans to be assigned to the Trustee for the benefit of the holders of the certificates.

      Under the Pooling and Servicing Agreement, Countrywide Home Loans and/or one or more sellers will make certain representations, warranties and covenants to the Depositor relating to, among other things, the due execution and enforceability of the Pooling and Servicing Agreement and certain characteristics of the Mortgage Loans. In addition, each of the sellers will represent and warrant that, prior to the sale of the related Mortgage Loans to the Depositor, the applicable seller had good title to the Mortgage Loans sold by it. Subject to the limitations described in the next sentence and under "-- Assignment of the Mortgage Loans," Countrywide Home Loans and/or the related seller will be obligated to repurchase or substitute a similar mortgage loan for any Mortgage Loan as to which there exists deficient documentation or as to which there has been an uncured breach of any representation or warranty relating to the characteristics of the Mortgage Loans that materially and adversely affects the interests of the certificateholders in that Mortgage Loan. If Countrywide Home Loans is a seller, Countrywide Home Loans will represent and warrant to the Depositor in the Pooling and Servicing Agreement that the Mortgage Loans were selected from among the outstanding one- to four-family mortgage loans in Countrywide Home Loans' portfolio as to which the representations and warranties set forth in the Pooling and Servicing Agreement can be made and that the selection was not made in a manner intended to affect the interests of the certificateholders adversely. See "Mortgage Loan Program -- Representations by Sellers; Repurchases" in the accompanying prospectus. Under the Pooling and Servicing Agreement, the Depositor will assign all of its right, title and interest in the representations, warranties and covenants (including the sellers' repurchase or substitution obligations) to the Trustee for the benefit of the certificateholders. The Depositor will make no representations or warranties with respect to the Mortgage Loans and will have no obligation to repurchase or substitute Mortgage Loans with deficient documentation or that are otherwise defective. The sellers are selling the Mortgage Loans without recourse and will have no obligation with respect to the certificates in their respective capacities as sellers other than the repurchase or substitution obligation described above. The obligations of the Master Servicer with respect to the certificates are limited to the Master Servicer's contractual servicing obligations under the Pooling and Servicing Agreement.

Assignment of the Mortgage Loans

      Pursuant to the Pooling and Servicing Agreement, on the closing date, the Depositor will sell, transfer, assign, set over and otherwise convey without recourse to the Trustee in trust for the benefit of the certificateholders all right, title and interest of the Depositor in and to each Mortgage Loan and all right, title and interest in and to all other assets included in the applicable Alternative Loan Trust, including all principal and interest received on or with respect to the Mortgage Loans, but not any principal and interest due on or before the later of the day of the month in which the certificates are issued an the date of origination for that Mortgage Loan (such date, the "Cut-off Date").

      In connection with the transfer and assignment of a Mortgage Loan, the Depositor will deliver or cause to be delivered to the Trustee, or a custodian for the Trustee, the mortgage file, which contains among other things, the original mortgage note (and any modification or amendment to it) endorsed in blank without recourse, except that the Depositor may deliver or cause to be delivered a lost note affidavit in lieu of any original mortgage note that has been lost, the original instrument creating a first lien on the related mortgaged property with evidence of recording indicated thereon, an assignment in recordable form of the mortgage, the title policy with respect to the related mortgaged property and, if applicable, all recorded intervening assignments of the mortgage and any riders or modifications to the mortgage note and mortgage (except for any documents not returned from the public recording office, which will be delivered to the Trustee as soon as the same is available to the Depositor). With respect to up to 50% of the Mortgage Loans, the Depositor may deliver all or a portion of each related mortgage file to the Trustee not later than thirty days after the closing date. Assignments of the mortgage loans to the Trustee (or its nominee) will be recorded in the appropriate public office for real property records, except in states such as California where in the opinion of counsel recording is not required to protect the Trustee's interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor or any seller.

      The Trustee will review each mortgage file relating to the Mortgage Loans within 90 days of the closing date (or promptly after the Trustee's receipt of any document permitted to be delivered after the closing date) and if any document in a mortgage file is found to be missing or defective in a material respect and Countrywide Home Loans and/or the related seller does not cure the defect within 90 days of notice of the defect from the Trustee (or within such longer period not to exceed 720 days after the closing date as provided in the Pooling and Servicing Agreement in the case of missing documents not returned from the public recording office), Countrywide Home Loans and/or the related seller will be obligated to repurchase the related mortgage loan from the issuing entity. Rather than repurchase the mortgage loan as provided above, Countrywide Home Loans and/or the related seller may remove the mortgage loan (referred to as a "deleted mortgage loan") from the issuing entity and substitute in its place another mortgage loan (referred to as a "replacement mortgage loan"); however, such a substitution is permitted only within two years of the closing date and may not be made unless an opinion of counsel is provided to the Trustee to the effect that such a substitution will not disqualify any REMIC or result in a prohibited transaction tax under the Code. Any replacement mortgage loan generally will, on the date of substitution, among other characteristics set forth in the Pooling and Servicing Agreement,

      o have a principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of, and not less than 90% of, the Stated Principal Balance of the deleted mortgage loan (the amount of any shortfall to be deposited by the related seller in the Certificate Account and held for distribution to the certificateholders on the related distribution date (referred to as a "Substitution Adjustment Amount")),

      o if the deleted mortgage loan is an adjustable rate mortgage loan, have a maximum mortgage rate no lower than, and not more than 1% per annum higher than the maximum mortgage rate of the deleted mortgage loan,

      o if the deleted mortgage loan is an adjustable rate mortgage loan, have a minimum mortgage rate no lower than, and not more than 1% per annum higher than the minimum mortgage rate of the deleted mortgage loan,

      o if the deleted mortgage loan is an adjustable rate mortgage loan, have the same mortgage index and intervals between interest rate adjustment dates as the deleted mortgage loan, an initial periodic rate cap and a subsequent periodic rate cap each not more than 1% per annum lower than that of the deleted mortgage loan, and a gross margin not more than 1% per annum higher or lower than that of the deleted mortgage loan,

      o if the deleted loan is a negative amortization loan, have the same reset period, payment cap and payment reset provisions as the deleted mortgage loan,

      o have a current mortgage rate not lower than, and not more than 1% per annum higher than that of the deleted mortgage loan,

      o have a loan-to-value ratio not higher than that of the deleted mortgage loan,

      o have a remaining term to maturity not greater than (and not more than one year less than) that of the deleted mortgage loan, and

      o comply with all of the representations and warranties set forth in the Pooling and Servicing Agreement as of the date of substitution.

This cure, repurchase or substitution obligation constitutes the sole remedy available to certificateholders or the Trustee for omission of, or a material defect in, a mortgage loan document.

      Notwithstanding the foregoing, in lieu of providing the duly executed assignment of the mortgage to the Trustee and the original recorded assignment or assignments of the mortgage together with all interim recorded assignments of that mortgage, above, the Depositor may at its discretion provide evidence that the related mortgage is held through the MERS(R) System. In addition, the mortgages for some or all of the mortgage loans held by the issuing entity that are not already held through the MERS(R) System may, at the discretion of the Master Servicer, in the future be held through the MERS(R) System. For any mortgage held through the MERS(R) System, the mortgage is recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS, as nominee for the owner of the mortgage loan, and subsequent assignments of the mortgage were, or in the future may be, at the discretion of the Master Servicer, registered electronically through the MERS(R) System. For each of these mortgage loans, MERS serves as mortgagee of record on the mortgage solely as a nominee in an administrative capacity on behalf of the Trustee, and does not have any interest in the mortgage loan.

                        Servicing of the Mortgage Loans

General

      Countrywide Home Loans Servicing LP ("Countrywide Servicing" or the "Master Servicer") will act as Master Servicer and will service the Mortgage Loans in accordance with the terms set forth in the Pooling and Servicing Agreement. The Master Servicer will agree to service and administer the Mortgage Loans in accordance with customary and usual standards of practice of prudent mortgage loan lenders. The Master Servicer will also agree to represent and protect the interest of the Trustee in the Mortgage Loans in the same manner as it currently protects its own interest in mortgage loans in its own portfolio in any claim, proceeding or litigation regarding a Mortgage Loan. The Master Servicer is permitted to make a modification, waiver or amendment of a Mortgage Loan so long as the modification, waiver or amendment would comply with the general servicing standard described above, not cause any REMIC to fail to qualify as a REMIC, not result in the imposition of certain taxes and not extend the due date for a payment due on the related mortgage note for a period greater than 180 days. A modification, waiver or amendment may initially result in a reduction in the payments made under a Mortgage Loan, but it is expected that a modification, waiver or amendment will increase the payments made under the Mortgage Loan over the life of the Mortgage Loan.

      The Master Servicer may perform any of its obligations under the Pooling and Servicing Agreement through one or more subservicers. Notwithstanding any subservicing arrangement, the Master Servicer will remain liable for its servicing duties and obligations under the Pooling and Servicing Agreement as if the Master Servicer alone were servicing the Mortgage Loans.

The Master Servicer

      The principal executive offices of Countrywide Servicing are located at 7105 Corporate Drive, Plano, Texas 75024. Countrywide Servicing is a Texas limited partnership directly owned by Countrywide GP, Inc. and Countrywide LP, Inc., each a Nevada corporation and a direct wholly owned subsidiary of Countrywide Home Loans. Countrywide GP, Inc. owns a 0.1% interest in Countrywide Servicing and is the general partner. Countrywide LP, Inc. owns a 99.9% interest in Countrywide Servicing and is a limited partner.

      Countrywide Home Loans established Countrywide Servicing in February 2000 to service mortgage loans originated by Countrywide Home Loans that would otherwise have been serviced by Countrywide Home Loans. In January and February 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to mortgage loans serviced on behalf of Fannie Mae and Freddie Mac, respectively. In October 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to the bulk of its non-agency loan servicing portfolio (other than the servicing of home equity lines of credit), including with respect to those mortgage loans (other than home equity lines of credit) formerly serviced by Countrywide Home Loans and securitized by certain of its affiliates. While Countrywide Home Loans expects to continue to directly service a portion of its loan portfolio, it is expected that the servicing rights for most newly originated Countrywide Home Loans mortgage loans will be transferred to Countrywide Servicing upon sale or securitization of the related mortgage loans. Countrywide Servicing is engaged in the business of servicing mortgage loans and will not originate or acquire loans, an activity that will continue to be performed by Countrywide Home Loans. In addition to acquiring mortgage servicing rights from Countrywide Home Loans, it is expected that Countrywide Servicing will service mortgage loans for non-Countrywide affiliated parties as well as subservice mortgage loans on behalf of other master servicers.

      In connection with the establishment of Countrywide Servicing, certain employees of Countrywide Home Loans became employees of Countrywide Servicing. Countrywide Servicing has engaged Countrywide Home Loans as a subservicer to perform certain loan servicing activities on its behalf.

      Countrywide Servicing is an approved mortgage loan servicer for Fannie Mae, Freddie Mac, Ginnie Mae, HUD and VA and is licensed to service mortgage loans in those states where a license is required. Its loan servicing activities are guaranteed by Countrywide Financial and Countrywide Home Loans (when required by the owner of the mortgage loans).

Countrywide Home Loans

      Countrywide Home Loans, Inc., a New York corporation ("Countrywide Home Loans"), is the sponsor for the transaction and also a seller. Countrywide Home Loans is a direct wholly owned subsidiary of Countrywide Financial Corporation, a Delaware corporation ("Countrywide Financial"). The principal executive offices of Countrywide Home Loans are located at 4500 Park Granada, Calabasas, California 91302. Countrywide Home Loans is engaged primarily in the mortgage banking business, and as part of that business, originates, purchases, sells and services mortgage loans. Countrywide Home Loans originates mortgage loans through a retail branch system and through mortgage loan brokers and correspondents nationwide. Mortgage loans originated by Countrywide Home Loans are principally first-lien, fixed or adjustable rate mortgage loans secured by single-family residences.

      Countrywide Home Loans has historically sold substantially all the mortgage loans that it has originated and purchased, generally through securitizations. Countrywide Home Loans does not always sell mortgage loans immediately after origination or acquisition, but may decide to sell certain mortgage loans in later periods as part of its overall management of interest rate risk. Countrywide Home Loans has been involved in the securitization of mortgage loans since 1969 when it was approved as a Federal National Mortgage Association seller/servicer. Countrywide Home Loans reviews the structure of its securitizations and discusses the structure with the related underwriters.

      Except as otherwise indicated, references in the remainder of this free writing prospectus supplement to "Countrywide Home Loans" should be read to include Countrywide Home Loans and its consolidated subsidiaries, including Countrywide Servicing.

      Countrywide Home Loans services substantially all of the mortgage loans it originates or acquires. In addition, Countrywide Home Loans has purchased in bulk the rights to service mortgage loans originated by other lenders. Countrywide Home Loans has in the past and may in the future sell to mortgage bankers and other institutions a portion of its portfolio of loan servicing rights. As of December 31, 2002, December 31, 2003, December 31, 2004 and December 31, 2005, Countrywide Home Loans provided servicing for mortgage loans with an aggregate principal balance of approximately $452.405 billion, $644.855 billion, $838.322 billion and $1,111.090 billion, respectively, substantially all of which were being serviced for unaffiliated persons.

Mortgage Loan Production

      The following table sets forth, by number and dollar amount of mortgage loans, Countrywide Home Loans' residential mortgage loan production for the periods indicated.

                                                                        Consolidated Mortgage Loan Production
                                                                        -------------------------------------

                                               Ten Months
                                                  Ended                                       Years Ended
                                              December 31,                                   December 31,
                                                  2001               2002               2003             2004             2005
                                             -------------     ---------------    ---------------   ---------------   -------------
                                                               (Dollars in millions, except average loan amount)
Conventional Conforming Loans
  Number of Loans..........................        504,975             999,448          1,517,743           846,395         809,630
  Volume of Loans..........................  $      76,432     $       150,110    $       235,868   $       138,845   $     167,675
     Percent of Total Dollar Volume........          61.7%               59.6%              54.2%             38.2%           34.1%
Conventional Non-conforming Loans
  Number of Loans..........................        137,593             277,626            554,571           509,711         826,178
  Volume of Loans..........................  $      22,209     $        61,627    $       136,664   $       140,580   $     225,217
     Percent of Total Dollar Volume........          17.9%               24.5%              31.4%             38.7%           45.9%
FHA/VA Loans
  Number of Loans..........................        118,734             157,626            196,063           105,562          80,528
  Volume of Loans..........................  $      14,109     $        19,093    $        24,402   $        13,247   $      10,712
     Percent of Total Dollar Volume........          11.4%                7.6%               5.6%              3.6%            2.2%
Prime Home Equity Loans
  Number of Loans..........................        164,503             316,049            453,817           587,046         683,887
  Volume of Loans..........................  $       5,639     $        11,650    $        18,103   $        30,893   $      42,706
     Percent of Total Dollar Volume........           4.5%                4.6%               4.2%              8.5%            8.7%
Nonprime Mortgage Loans
  Number of Loans..........................         43,359              63,195            124,205           250,030         278,112
  Volume of Loans..........................  $       5,580     $         9,421    $        19,827   $        39,441   $      44,637
     Percent of Total Dollar Volume........           4.5%                3.7%               4.6%             11.0%            9.1%
Total Loans
  Number of Loans..........................        969,164           1,813,944          2,846,399         2,298,744       2,678,335
  Volume of Loans..........................  $     123,969     $       251,901    $       434,864   $       363,006   $     490,947
  Average Loan Amount......................  $     128,000     $       139,000    $       153,000   $       158,000   $     183,000
  Non-Purchase Transactions(1).............            63%                 66%                72%               51%             53%
  Adjustable-Rate Loans(1).................            12%                 14%                21%               52%             52%
----------
(1) Percentage of total loan production based on dollar volume.


                                                                   S-26

Loan Servicing

      Countrywide Servicing has established standard policies for the servicing and collection of mortgages. Servicing includes, but is not limited to:

      o     collecting, aggregating and remitting mortgage loan payments;

      o     accounting for principal and interest;

      o     holding escrow (impound) funds for payment of taxes and insurance;

      o     making inspections as required of the mortgaged properties;

      o preparation of tax related information in connection with the mortgage loans;

      o     supervision of delinquent mortgage loans;

      o     loss mitigation efforts;

      o foreclosure proceedings and, if applicable, the disposition of mortgaged properties; and

      o generally administering the mortgage loans, for which it receives servicing fees.

      Billing statements with respect to mortgage loans are mailed monthly by Countrywide Servicing. The statement details all debits and credits and specifies the payment due. Notice of changes in the applicable loan rate are provided by Countrywide Servicing to the mortgagor with these statements.

Collection Procedures

      When a mortgagor fails to make a payment on a mortgage loan, Countrywide Servicing attempts to cause the deficiency to be cured by corresponding with the mortgagor. In most cases, deficiencies are cured promptly. Pursuant to Countrywide Servicing's servicing procedures, Countrywide Servicing generally mails to the mortgagor a notice of intent to foreclose after the loan becomes 61 days past due (three payments due but not received) and, generally within 59 days thereafter, if the loan remains delinquent, institutes appropriate legal action to foreclose on the mortgaged property. Foreclosure proceedings may be terminated if the delinquency is cured. Mortgage loans to borrowers in bankruptcy proceedings may be restructured in accordance with law and with a view to maximizing recovery of the loans, including any deficiencies.

      Once foreclosure is initiated by Countrywide Servicing, a foreclosure tracking system is used to monitor the progress of the proceedings. The system includes state-specific parameters to monitor whether proceedings are progressing within the time frame typical for the state in which the mortgaged property is located. During the foreclosure proceeding, Countrywide Servicing determines the amount of the foreclosure bid and whether to liquidate the mortgage loan.

      If foreclosed, the mortgaged property is sold at a public or private sale and may be purchased by Countrywide Servicing. After foreclosure, Countrywide Servicing may liquidate the mortgaged property and charge-off the loan balance which was not recovered through liquidation proceeds.

      Servicing and charge-off policies and collection practices with respect to mortgage loans may change over time in accordance with, among other things, Countrywide Servicing's business judgment, changes in the servicing portfolio and applicable laws and regulations.

Adjustment to Servicing Compensation in Connection with Certain Prepaid Mortgage Loans

      When a borrower prepays a Mortgage Loan on a date other than the date on which payments are due (each such date, a "Due Date"), the borrower is required to pay interest on the amount prepaid only to the date of prepayment and not thereafter and that prepayment could result in a shortfall in the amount of interest to be distributed to certificateholders. Pursuant to the Pooling and Servicing Agreement, the Master Servicing Fee for any month will be reduced, by an amount sufficient to pass through to certificateholders the full amount of interest to which they would be entitled for each prepaid Mortgage Loan on the related distribution date. However, as specified in the related prospectus supplement, the Master Servicing Fee on a distribution date will not be reduced by more than the portion of the Master Servicing Fee for that distribution date specified in that prospectus supplement (such reduction, "Compensating Interest"). If shortfalls in interest as a result of prepayments in any Prepayment Period exceed the amounts payable by the Master Servicer as Compensating Interest on the related distribution date, the amount of interest available to make distributions of interest to the certificates and to maintain or restore overcollateralization will be reduced. See "Description of the Certificates -- Interest" in the prospectus supplement relating to the applicable series of certificates.

Advances

      Subject to the following limitations, the master servicer will be required to advance before each distribution date, from its own funds or funds in the Certificate Account that do not constitute available funds for distribution on that distribution date, an amount equal to:

      o the aggregate of payments of principal and interest on the mortgage loans (net of the master servicing fee) which were due on the related Due Date and which were delinquent on the related determination date specified in the prospectus supplement; and

      o an amount equivalent to interest (net of the master servicing fee rate) on each mortgage loan as to which the related mortgaged property has been acquired by the issuing entity through foreclosure or deed-in-lieu of foreclosure (net of any net income on the property).

      Advances are intended to maintain a regular flow of scheduled interest and principal payments on the certificates rather than to guarantee or insure against losses. The master servicer is obligated to make advances with respect to delinquent payments of principal of or interest on each mortgage loan to the extent that the advances are, in its reasonable judgment, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related mortgage loan. If the master servicer determines on a determination date to make an advance, the advance will be included with the distribution to certificateholders on the related distribution date. Any failure by the master servicer to make a deposit in the Certificate Account as required under the pooling and servicing agreement, including any failure to make an advance, will constitute an event of default under the pooling and servicing agreement if the failure remains unremedied for five days after written notice of the event of default. If the master servicer is terminated as a result of the occurrence of an event of default, the trustee or the successor master servicer will be obligated to make any advance, in accordance with the terms of the pooling and servicing agreement.

      An advance will be reimbursed from the payments on the mortgage loan with respect to which the advance was made. However, if an advance is determined to be nonrecoverable and the master servicer delivers an officer's certificate to the trustee indicating that the advance is nonrecoverable, the master servicer will be entitled to withdraw from the Certificate Account an amount equal to the nonrecoverable advance. Reimbursement for advances and nonrecoverable advances will be made prior to distributions on the certificates.

Certain Modifications and Refinancings

      Countrywide Home Loans, without prior approval from the Rating Agencies, will be permitted under the pooling and servicing agreement to solicit borrowers for reductions to the mortgage rates of their respective mortgage loans. If a borrower requests such a reduction, the master servicer will be permitted to agree to the rate reduction provided that Countrywide Home Loans purchases the mortgage loan from the issuing entity immediately following the modification. Any purchase of a mortgage loan subject to a modification will be for a price equal to 100% of the Stated Principal Balance of that mortgage loan, plus accrued and unpaid interest on the mortgage loan up to the next Due Date at the applicable net mortgage rate, net of any unreimbursed advances of principal and interest on the mortgage loan made by the master servicer. The master servicer will deposit the purchase price in the Certificate Account within one business day of the purchase of that mortgage loan. Purchases of mortgage loans may occur when prevailing interest rates are below the interest rates on the mortgage loans and mortgagors request modifications as an alternative to refinancings. The master servicer will indemnify the issuing entity against liability for any prohibited transactions taxes and related interest, additions or penalties incurred by any REMIC as a result of any modification or purchase.

              Description of the Pooling and Servicing Agreement

      The following is a description of certain provisions of the Pooling and Servicing Agreement that are not described elsewhere in this free writing prospectus.

Events of Default; Remedies

      In addition to the events of default described in the prospectus, an event of default will consist of the failure by the master servicer to reimburse, in full, the trustee not later than 6:00 p.m., New York City time, on the business day following the related distribution date for any advance made by the trustee together with accrued and unpaid interest. If the master servicer fails to make the required reimbursement, so long as the event of default has not been remedied, the trustee, but not certificateholders, may terminate the master servicer, and the trustee may do so without the consent of the certificateholders. Additionally, if the master servicer fails to provide certain information or perform certain duties related to the depositor's reporting obligations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with respect to the issuing entity, the depositor, may, without the consent of any of the certificateholders terminate the master servicer.

Certain Matters Regarding the Master Servicer, the Depositor and the Sellers

      The prospectus describes the indemnification to which the master servicer and the depositor (and their respective directors, officers, employees and agents) are entitled and also describes the limitations on any liability of the master servicer and the depositor (and their respective directors, officers, employees and agents) to the issuing entity. See "The Agreements -- Certain Matters Regarding the Master Servicer and the Depositor" in the prospectus. The pooling and servicing agreement provides that these same provisions regarding indemnification and exculpation apply to each seller.

The Trustee

      The Bank of New York will be the trustee under the pooling and servicing agreement. The Bank of New York has been, and currently is, serving as indenture trustee and trustee for numerous securitization transactions and programs involving pools of residential mortgages. The depositor, Countrywide Home Loans and any unaffiliated seller may maintain other banking relationships in the ordinary course of business with the trustee. The offered certificates may be surrendered at the corporate trust office of the trustee located at 101 Barclay Street, 8W, New York, New York 10286, Attention:
Corporate Trust Administration or another address that the trustee may designate from time to time.

      The trustee will be liable for its own negligent action, its own negligent failure to act or its own willful misconduct. However, the trustee will not be liable, individually or as trustee,

      o for an error of judgment made in good faith by a responsible officer of the trustee, unless the trustee was negligent in ascertaining the pertinent facts,

      o with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the holders of certificates evidencing not less than 25% of the Voting Rights of the certificates relating to the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred upon the trustee under the pooling and servicing agreement,

      o for any action taken, suffered or omitted by it under the pooling and servicing agreement in good faith and in accordance with an opinion of counsel or believed by the trustee to be authorized or within the discretion or rights or powers that it has under the pooling and servicing agreement, or

      o for any loss on any investment of funds pursuant to the pooling and servicing agreement (other than as issuer of the investment security).

      The trustee is also entitled to rely without further investigation upon any resolution, officer's certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

      The trustee and any successor trustee will, at all times, be a corporation or association organized and doing business under the laws of a state or the United States of America, authorized under the laws of the United States of America to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by a federal or state authority and with a credit rating that would not cause any of the rating agencies identified as rating the certificates in the prospectus supplement to reduce or withdraw their respective then-current ratings of any class of certificates (or having provided security from time to time as is sufficient to avoid the reduction). If the trustee no longer meets the foregoing requirements, the trustee has agreed to resign immediately.

      The trustee may at any time resign by giving written notice of resignation to the depositor, the master servicer, each rating agency identified as rating the certificates in the prospectus supplement and the certificateholders, not less than 60 days before the specified resignation date. The resignation shall not be effective until a successor trustee has been appointed. If a successor trustee has not been appointed within 30 days after the trustee gives notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

      The depositor or the master servicer may remove the trustee and appoint a successor trustee if:

      o the trustee ceases to meet the eligibility requirements described above and fails to resign after written request to do so is delivered to the trustee by the depositor,

      o the trustee becomes incapable of acting, or is adjudged as bankrupt or insolvent, or a receiver of the trustee or of its property is appointed, or any public officer takes charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or

      o a tax is imposed with respect to the issuing entity by any state in which the trustee or the issuing entity is located and the imposition of the tax would be avoided by the appointment of a different trustee.

      If the trustee fails to provide certain information or perform certain duties related to the depositor's reporting obligations under the Exchange Act with respect to the issuing entity, the depositor may terminate the trustee without the consent of any of the certificateholders. In addition, the holders of certificates evidencing at least 51% of the Voting Rights of the certificates may at any time remove the trustee and appoint a successor trustee. Notice of any removal of the trustee shall be given by the successor trustee to each rating agency identified as rating the certificates in the prospectus supplement.

      Any resignation or removal of the trustee and appointment of a successor trustee pursuant to any of the provisions described above will become effective upon acceptance of appointment by the successor trustee.

      A successor trustee will not be appointed unless the successor trustee meets the eligibility requirements described above and its appointment does not adversely affect the then-current ratings of the certificates.

                               Static Pool Data

      Certain static pool data with respect to the delinquency, cumulative loss and prepayment data for Countrywide Home Loans is available online at http://www.countrywidedealsdata.com?CWDD=01200603.

      We cannot assure you that the prepayment, loss or delinquency experience of the mortgage loans sold to the issuing entity will be comparable to the historical prepayment, loss or delinquency experience of any of the other securitized pools sponsored by the Countrywide Home Loans. In this regard, you should note how the characteristics of the mortgage loans in those securitized pools differ from the characteristics of the issuing entity's mortgage loans. Such differences, along with the varying economic conditions to which those securitized pools were subject, may make it unlikely that the issuing entity's mortgage loans will perform in the same way that any of those pools has performed.

                 Yield, Prepayment and Maturity Considerations

General

      The effective yield to the holders of each class of certificates with an accrual period that does not end on the day immediately preceding each distribution date will be lower than the yield otherwise produced by the applicable rate at which interest is passed through to the holders and the purchase price of the certificates because of that delay between interest accrual and monthly distribution. No additional distribution of interest or earnings on them will be made in the case of any class of certificates with such a delay.

Prepayment Considerations and Risks

      The rate of principal payments on any class of certificates, the aggregate amount of distributions on the that class and the yield to maturity of that class will be related to the rate and timing of payments of principal on the related Mortgage Loans. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans and by the rate of principal prepayments, including for this purpose prepayments resulting from refinancing, liquidations of the Mortgage Loans due to defaults, casualties, condemnations and repurchases by the related seller or purchases by the Master Servicer. Unless otherwise specified in the related prospectus supplement, the Mortgage Loans may be prepaid by the borrowers at any time without a prepayment charge. Any Mortgage Loans that provide for prepayment charges may demonstrate a lower rate of principal prepayments than Mortgage Loans that do not provide for prepayment charges. One or more classes of certificates of a series may be entitled to receive all or a portion of the prepayment charges received on the Mortgage Loans, or alternatively the Master Servicer may be entitled to retain those amounts as additional master servicing compensation, but in any event, those amounts will not be available for distribution on the other classes of certificates. In addition, many of the Mortgage Loans may not provide for any payments of principal for an extended period following their origination. These interest only loans may involve a greater degree of risk because, if the related borrower defaults, the outstanding principal balance of the Mortgage Loans will be higher than for amortizing Mortgage Loans. During their interest only periods, these interest only loans may be less likely to prepay as the interest only feature may reduce the perceived benefits of refinancing due to the smaller monthly payment. However, as an interest only loan approaches the end of its interest only period, it may be more likely to be prepaid, even if market interest rates at the time are only slightly higher or lower than the interest rate on the interest only loans as the related borrowers seek to avoid increases in their respective monthly mortgage payment. The Mortgage Loans will be subject to the "due-on-sale" provisions included therein.

      Prepayments, liquidations and purchases of the Mortgage Loans in a loan group will result in distributions on the related certificates of principal amounts which would otherwise be distributed over the remaining terms of these Mortgage Loans. This includes any optional repurchase by the related seller of a defaulted Mortgage Loan and any optional purchase of the remaining Mortgage Loans held by an issuing entity, in each case as will be described, if necessary, in the related prospectus supplement. Since the rate of payment of principal of the Mortgage Loans will depend on future events and a variety of factors, no assurance can be given as to the rate of payment of principal of those Mortgage Loans or the rate of principal prepayments. The extent to which the yield to maturity of a class of certificates of a series may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium, and the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the related Mortgage Loans. Further, an investor should consider the risk that, if purchasing principal only certificates and any other certificate at a discount, a slower than anticipated rate of principal payments (including prepayments) on the related mortgage loans could result in an actual yield to the investor that is lower than the anticipated yield and, in the case of any notional amount certificates and any other certificate purchased at a premium, a faster than anticipated rate of principal payments on the related certificates could result in an actual yield to the investor that is lower than the anticipated yield. Investors in notional amount certificates should carefully consider the risk that a rapid rate of principal payments on the related mortgage loans could result in the failure of the investors to recover their initial investments. In addition, certain classes of certificates may be structured to have specific principal payment windows and therefore may not receive distributions of principal for a certain period following the closing date.

      The rate of principal payments (including prepayments) on pools of Mortgage Loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in borrowers' housing needs, job transfers, unemployment, borrowers' net equity in the mortgaged properties, servicing decisions, as well as the characteristics of the Mortgage Loans included in the mortgage pool. In addition, Countrywide Home Loans' Streamlined Documentation Program may affect the rate of prepayments on any Mortgage Loans for which Countrywide Home Loans or an affiliate is the seller. In general, if prevailing interest rates were to fall significantly below the mortgage rates on the Mortgage Loans, those Mortgage Loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the mortgage rates on the Mortgage Loans. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on the Mortgage Loans would generally be expected to decrease. No assurances can be given as to the rate of prepayments on the Mortgage Loans in stable or changing interest rate environments. With respect to mortgage loans that are balloon loans, those balloon loans involve a greater degree of risk than fully amortizing mortgage loans because typically the borrower must be able to refinance the loan or sell the property to make the balloon payment at maturity. The ability of the borrower to do this will depend on such factors as mortgage rates at the time of the sale or refinancing, the borrower's equity in the property, the relative strengths of the local housing market, the financial condition of the borrower and tax laws. Furthermore, with respect to up to 50% of the Mortgage Loans, the Depositor may be permitted to deliver all or a portion of each related mortgage file to the Trustee after the closing date. In that event, should Countrywide Home Loans or any other seller fail to deliver all or a portion of any mortgage files to the Depositor or other designee of the Depositor or, at the Depositor's direction, to the Trustee, within that period, Countrywide Home Loans and/or the related seller will be required to use its best efforts to deliver a replacement Mortgage Loan for the related delayed delivery Mortgage Loan or repurchase the related delayed delivery Mortgage Loan. Any repurchases pursuant to this provision would also have the effect of accelerating the rate of prepayments on the Mortgage Loans.

      The Mortgage Loans may include fixed rate mortgage loans. In general with respect to fixed rate mortgage loans, if prevailing interest rates fall significantly below the interest rates on those mortgage loans, those mortgage loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on those mortgage loans. Conversely, if prevailing interest rates rise appreciably above the interest rates on fixed rate mortgage loans, those mortgage loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below the interest rates on those mortgage loans. In the event that Mortgage Loans in any loan group with higher mortgage rates prepay at rates higher than other Mortgage Loans in any loan group, the applicable net rate cap, if any, may be lower than otherwise would be the case. As a result, the interest payable on the those classes of certificates affected by that net rate cap could be reduced. No assurance can be given as to the level of prepayment that any fixed rate mortgage loans will experience.

      The Mortgage Loans may include adjustable rate mortgage loans, some of which may be subject to initial fixed rate periods of varying lengths. Adjustable rate mortgage loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, adjustable rate mortgage loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed rate mortgage loans at lower interest rates may encourage borrowers to refinance their adjustable rate mortgage loans to a lower fixed interest rate. Prepayments on adjustable rate mortgage loans that feature initial fixed rate periods may differ as they approach their respective first adjustment dates. No assurance can be given as to the level of prepayment that the adjustable rate mortgage loans will experience.

      The mortgage loans may include negative amortization loans, some of which may be subject to lower introductory interest rates. As a result of the lower introductory interest rates, in a rising interest rate environment it is likely that these mortgage loans will accrue deferred interest if the related borrowers only make their scheduled monthly payments. The negative amortization feature of the mortgage loans may affect the yields on the certificates. As a result of the negative amortization of the mortgage loans, the pass-through rates on the offered certificates may be limited by an available funds cap, to the extent described in the related prospectus supplement. During periods in which the outstanding principal balance of a negative amortization mortgage loan is increasing due to the addition of deferred interest thereto, the increasing principal balance of that mortgage loan may approach or exceed the value of the related mortgaged property, thus increasing the likelihood of defaults as well as the amount of any loss experienced with respect to any such mortgage loan that is required to be liquidated. Furthermore, each negative amortization mortgage loan provides for the payment of any remaining unamortized principal balance of that mortgage loan (due to the addition of deferred interest, if any, to the principal balance of that mortgage loan) in a single payment at the maturity of the mortgage loan. Because the borrowers may be required to make a larger single payment upon maturity, it is possible that the default risk associated with negative amortization mortgage loans is greater than that associated with fully amortizing mortgage loans.

      Although the mortgage rates on adjustable rate mortgage loans (including negative amortization mortgage loans) are subject to adjustment, those mortgage rates will generally adjust less frequently than the pass-through rates on the adjustable rate certificates of a series and will adjust by reference to the applicable mortgage index. Changes in any index upon which the pass-through rates of adjustable rate certificates are based (a "certificate index") may not correlate with changes in the applicable mortgage index and also may not correlate with prevailing interest rates. It is possible that an increased level of the certificate index could occur simultaneously with a lower level of prevailing interest rates which would be expected to result in faster prepayments, thereby reducing the weighted average lives of the related classes of adjustable rate certificates whose pass-through rates are based on that certificate index. The mortgage rate applicable to all or a portion of the adjustable rate mortgage loans and any adjustment date will be based on the mortgage index value most recently announced generally as of a date 45 days prior to that adjustment date. Thus, if the related mortgage index value with respect to an adjustable rate mortgage loan rises, the lag in time before the corresponding mortgage rate increases will, all other things being equal, slow the upward adjustment of any applicable net rate cap. In addition, certain of the adjustable rate mortgage loans may have mortgage rates that will not adjust for a substantial period of time after origination.

      The rate of prepayment may affect the pass-through rates on the certificates of a series. Prepayments of Mortgage Loans with mortgage rates in excess of any applicable net rate cap may reduce or limit the pass-through rate on the related classes of certificates. Mortgage loans with higher mortgage rates may prepay at faster rates than mortgage loans with relatively lower mortgage rates in response to a given change in market interest rates.

      The timing of changes in the rate of prepayments on the Mortgage Loans (and in particular, if the mortgage loans are negative amortization mortgage loans, the timing of changes in the rate of prepayments on the mortgage loans relative to the creation of deferred interest on the negative amortization mortgage loans) may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the Mortgage Loans, the greater the effect on an investor's yield to maturity. The effect on an investor's yield as a result of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the offered certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

                               Tax Consequences

      The tax consequences of the purchase, ownership or disposition of the certificates of any series under any federal, state, local or foreign tax law will be specified in the prospectus supplement for that series of certificates.

      All investors are encouraged to consult their tax advisors regarding the federal, state, local or foreign tax consequences of purchasing, owning or disposing of the certificates.

                             ERISA Considerations

      Any fiduciary of an employee benefit or other plan or arrangement (such as an individual retirement account or Keogh plan) that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or to
Section 4975 of the Code (a "Plan"), that proposes to cause the Plan to acquire any of classes of certificates in a series (directly or indirectly through investment by an entity or account holding assets of the Plan) is encouraged to consult with its counsel with respect to the potential consequences of the Plan's acquisition and ownership of the certificates under ERISA and Section 4975 of the Code. Section 406 of ERISA prohibits "parties in interest" with respect to an employee benefit plan subject to ERISA from engaging in various different types of transactions involving the Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes excise taxes on prohibited transactions involving "disqualified persons" and Plans described under that Section. ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not subject to the requirements of Section 4975 of the Code.

      Although it is generally expected that the underwriters of a series will have been granted an administrative exemption (the "Exemption") by the U.S. Department of Labor from some of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of securities in pass-through trusts that consist of specified receivables, loans and other obligations that meet the conditions and requirements of the Exemption, to the extent specified in the prospectus supplement relating to a series of certificates, an underwriter may not have such an Exemption or certain features of the certificates may preclude them from being covered by the Exemption.

      In addition, depending on the forms of credit enhancement employed with respect to a series of certificates, investors that are Plans might also be required to satisfy the requirements of an investor-based exemption in order to invest in those certificates.

      See "ERISA Considerations" in the accompanying prospectus.

                            Index of Defined Terms


certificate index...............S-33     Exchange Act....................S-29
Compensating Interest...........S-28     Exemption.......................S-34
Countrywide Financial...........S-25     Master Servicer...........S-22, S-24
Countrywide Home Loans..........S-25     Mortgage Loans..................S-22
Countrywide Servicing...........S-24     negative amortization loans.....S-12
Cut-off Date....................S-23     overcollateralization...........S-15
Deferred interest...............S-12     Plan............................S-34
deleted mortgage loan...........S-23     Pooling and Servicing Agreement.S-22
Depositor.......................S-22     replacement mortgage loan.......S-23
Due Date........................S-28     Substitution Adjustment Amount..S-23
ERISA...........................S-34     Third Party Insurer Default.....S-21
excess interest.................S-15     Trustee.........................S-22

                                                                     Exhibit A
                                                                     ---------


                                  PROSPECTUS


[Prospectus dated March 27, 2006 previously filed on EDGAR under file number 333-131630]